SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) October 4, 2002

                         Commission File Number 0-18616


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                             ST. GEORGE METALS, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                              88-0227915
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                       9020 Stony Point Parkway, Suite 145
                            Richmond, Virginia 23235
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (804) 272-9020

        Former name or former address, if changed since last report - N/A


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Item 1.  Change in Control
--------------------------

                  The Company has had three persons serving on its board of directors in recent years. The Company has not had a shareholder meeting since at least 1994 because it has not had sufficient financial resources to incur the printing, mailing, legal and administrative expenses of holding a meeting. As explained below, effective October 4, 2002, the existing directors will resign their positions as officers and directors and will elect as directors the three individuals described below.

                  Background. By way of background to this development, as the
                  ----------
Company has consistently noted in its Form 10-QSB and Form 10-KSB reports filed under the Securities Exchange Act of 1934 since at least 1995, the Company currently has, and for a number of years has had, extremely limited financial resources. The Company has sought to avoid seeking protection from its creditors through a bankruptcy proceeding because of the heavy administrative expenses inherent in that process. Instead, over the past seven years the Company has sought to resolve all its outstanding trade debts on a consensual basis. Except as noted below, it knows of no such remaining unresolved obligations. The Company's only long-term indebtedness consists of its $4.3 million of term notes with accrued interest thereon, and its operations advances and gold delivery contracts. A significant portion of these obligations are held by persons who have previously served as officers and/or directors of the Company (including the "Old Directors" named below). Its operations advances are payable by their terms solely from future net cash flow from the Company's former Dean Mine property, which was located in the Battle Mountain, Nevada, area. The Company's mining operations at the Dean Mine terminated in 1994, and the Company's leasehold interest in the Dean Mine property was terminated by the lessor in 1995. The Company never received any net cash flow from its operations at the Dean Mine. Accordingly, the Company has never made, and never expects to make, any payments on it operations advances. The Company's gold delivery contracts are non-interest bearing and are repayable by delivery of 2,694 ounces of gold. The Company has had no mining operations since 1994 and does not expect to have any such operations in the future. Consequently, it does not expect to make payment in whole or in part on any portion of its gold delivery contracts.

                  The holders of the Company's term notes have subordinated their right of repayment of principal and interest until such time as its operations advances have been paid in full. The Company has no available source of repayment for its term note obligations and does not expect ever to be able to make any payment on these obligations.

                  The Company carries approximately $540,000 in shareholder advances on its financial statements. These reflect monies advanced by one shareholder over a number of years to enable the Company to resolve various trade debts relating primarily to remediation expenses incurred in connection with remediation of the Company's former Dean Mine property, to pay certain fees and expenses to maintain its claims on certain Battle Mountain, Nevada, mining properties (other than the Dean Mine property), and to pay other recurring administrative costs. In September 2002, the Company did not have financial


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resources sufficient to renew any of its claims on the mining properties described in Item 2 of the Company's Form 10-KSB for the fiscal year ended January 31, 2002, and, as a result, no longer holds any claims on mining properties in the Battle Mountain area or anywhere else. Accordingly, it has no sources of income (such as leases on mining claims) to repay these shareholder advance obligations.

                  The Company's only tangible asset is a cash bond in the approximate amount of $69,000, held by the Nevada Department of Environmental Protection (NDEP), posted by the Company to assure the remediation of the Company's former Dean Mine leasehold interest. The Company does not expect the NDEP to make further releases on the cash bond in the foreseeable future. (The bond was originally posted in fiscal 1996 in the amount of $220,000, but amounts totaling approximately $150,000 have been released to the Company since 1996, for payment of various remediation expenses, as a result of the completion of various remediation work).

                  Election of New Directors. Effective October 4, 2002, Messrs.
                  -------------------------
C. B. Robertson III, Fred G. Pollard and Harrison Nesbit II, who have served as directors of the Company for a number of years (the "Old Directors"), will resign as directors and will elect as directors of the Company the following individuals (the "New Directors"):

                                 Barry M. Meuse
                                 Gary Martelli
                                 Joseph J. Meuse

                  This decision was made following intermittent discussions between Mr. Robertson and Joseph Meuse over a period of approximately 12 months. The Old Directors believe there is some possibility that the New Directors will be able to propose a combination of the Company with another business entity that could possibly result in a return of some shareholder value to the shareholders of the Company. Mr. Joseph Meuse has indicated to Mr. Robertson in letters dated September 17, September 26, and September 30, 2002, that this would be the intent of the New Directors. The Old Directors believe even a nominal return of value to the shareholders and/or creditors of the Company would be better than the current situation which offers no prospects of any return to shareholders or creditors of the Company. There is no assurance, however, that any combination with another company will be formulated or consummated.

                  The New Directors have provided the following information to the Old Directors concerning the business background of the New Directors. The Old Directors have not independently verified any of this information.

         Name (Age)                               Background
         ----------                               ----------
  Barry M. Meuse (60)        From July 2001 to present, CEO and Chairman of the
                             Board of Directors, Network Resources
                             International, a privately-held company engaged in installing high-speed data communications and networking solutions. From 1985 to present, CEO, Chairman, and President, National Security Analysts
                             Incorporated (NSA Inc.), a Virginia corporation headquartered in Alexandria, Virginia, specializing in management consulting and a provider of technical support services to federal and state government and US and international aerospace and defense companies. Also, from 1995 to present, Managing Director, Castle Capital Partners, LLC,
                             Alexandria, VA, a Delaware limited liability company specializing in business and management consulting including finance and business planning.


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                             Mr. Meuse is a decorated combat veteran having
                             served, from 1963 to 1985, in the US Air Force in the U.S., Europe, and Asia as a fighter pilot, staff officer, strategist, and educator. Mr. Meuse retired from the Air Force in the grade of Colonel. MS, International Relations, University of Arkansas (European Division); BS, Engineering Sciences, United States Air Force Academy; Industrial College of the Armed Forces, National Defense University; and Distinguished Graduate, Air Command and Staff College, Air University.

  Gary Martelli (43)         From March 2001 to present, co-founder, President
                             and Chief Operating Officer, Network Resources
                             International. From July 2000 through February
                             2001, consultant, Sygnia Communications, St. Louis,
                             Missouri. From November 1999 through July 2000, VP,
                             Portfolio Business Development & Chief Technology
                             Officer, Broadband Investment Group, St. Louis,
                             Missouri. Also, Acting Chief Technology Officer for
                             Broadband Network Resources, a group portfolio company. From November 1998 through February 2000,
                             Manager & Network Implementation Engineer at Intira
                             Corp., Pleasanton, California. From July 1989 through November 1998, President, Construction
                             Management Services, Inc., Alexandria, Virginia.
                             Co-patent holder on back office, project management and field operations software. From 1977 to 1981, attended Northern Virginia Community College specializing in Business Management, Real Estate, and Engineering studies.

  Joseph J. Meuse (31)       From August 2001 to present, Chief Financial
                             Officer and Vice President, Finance, Network
                             Resources International. From 1995 to present,
                             Managing Director, Castle Capital Partners LLC,
                             Alexandria, VA, a Delaware limited liability


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                             company specializing in business consulting
                             including finance and business planning. From 1993 to 1995, Mr. Meuse was an investment executive with Legg Mason Wood Walker, Bethesda, MD, providing financial management services (Series 7 and 63). BS, Finance, Accounting minor, College of William and Mary, Williamsburg, VA, 1993.

                  The business address of each of the New Directors is 1800 Beauregard Street, Suite 150, Alexandria, Virginia 22311, telephone (703) 575-6330.

                  No compensation has been paid to or promised to the Old Directors in connection with their resignations and the election of the New Directors.

                  The New Directors have advised the Company that they beneficially own no securities of the Company. The Company is not aware of any beneficial ownership by any of the New Directors identified above of any securities of the Company. Notwithstanding the New Directors' lack of ownership of voting securities of the Company, the Old Directors believe the change in the composition of the Board of Directors as described above could be considered a change in control of the Company because of the ability of the New Directors to influence the direction of the management and policies of the Company following their election.

                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



October 4, 2002                    /s/ C. B. Robertson, III
                                   -----------------------------------
                                   C. B. Robertson, III
                                   Chairman of the Board of Directors







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